Exhibit 99.1
July 26, 2005
Mr. Arthur Becker
Chief Executive Officer
NAVISITE, INC.
400 Minuteman Road
Andover, MA 01810

Re:	Extension of Term
Dear Sir:
     In connection with that certain Loan and Security Agreement (the “Agreement”), dated as of January 29, 2003 between Atlantic Investors LLC (“Lender”) and NaviSite, Inc. (“Borrower”), this letter serves to notify Borrower that any and all Credit Advances under the Agreement made prior to, or following, the date of this letter shall be due on or before the earlier of (i) February 1, 2006 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13 million and first satisfies the mandatory prepayment obligation under those certain notes due to Surebridge, Inc., now known as Waythere, Inc.
     If you have any questions, please feel free to call contact me.

Sincerely yours, ATLANTIC INVESTORS, LLC
By:	UNICORN WORLDWIDE
HOLDINGS LIMITED, a managing member

By:	/s/ S.N.H. Cooper
	Name:	S.N.H. Cooper
	Title:	Director